UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2016

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2016, the Board of Directors (the "Board") of Group 1 Automotive, Inc., a Delaware corporation (the "Company), appointed Charles L. Szews to its Board of Directors.

A copy of the press release announcing Mr. Szews' appointment is attached as Exhibit 99.1 and is incorporated herein by reference.

Mr. Szews has been appointed to serve on the Audit Committee and the Compensation Committee of the Board. Mr. Szews will receive compensation for his service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors, the terms of which are disclosed in the section titled "Director Compensation" contained in the Company's proxy statement dated April 8, 2016. On November 8, 2016, he received a pro-rata grant of 282 shares of restricted stock valued at $16,229.51 (pro-rated from $110,000.00), for the equity portion of his Board retainer. There are no related party transactions between Mr. Szews and the Company reportable under Item 404(a) of Regulation S-K.

Effective January 1, 2017, the Board has also approved an increase in the value of the restricted stock portion of the Board's annual retainer from $110,000 to $190,000.

Item 8.01 Other Events.

On November 9, 2016, the Company's Board of Directors approved a third quarter cash dividend of $0.23 per share payable on December 15, 2016, to stockholders of record on December 1, 2016. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of Group 1 Automotive, Inc. dated as of November 10, 2016.
99.2 Press Release of Group 1 Automotive, Inc. dated as of November 9, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

November 11, 2016	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Group 1 Automotive, Inc. dated as of November 10, 2016.
99.2	Press Release of Group 1 Automotive, Inc. dated as of November 9, 2016.